                                                                   Exhibit 10.22

                       FORM OF INDEMNIFICATION AGREEMENT
                       ---------------------------------

THIS INDEMNIFICATION AGREEMENT is entered into as of this _____ day of _______, 2000 (the "Effective Date"), by and between Verisity Ltd., a company organized under the laws of the State of Israel (the "Company"), and ______________ ("Indemnitee").


                                   RECITALS
                                   --------

A. The Company is aware that because of the increased exposure to litigation costs, talented and experienced persons are increasingly reluctant to serve or continue serving as directors and officers of corporations unless they are protected by indemnification and are exempted from certain liabilities.

B. The statutes and judicial decisions regarding the duties of directors and officers are often difficult to apply, ambiguous, or conflicting, and therefore fail to provide such directors and officers with adequate guidance regarding the proper course of action.

C. The Company believes that it is fair and proper to protect the Company's directors and its officers from the risk and judgments, settlements and other expenses which may occur as a result of their service to the Company.

D. The Board of Directors of the Company after receiving the approval of the Audit Committee (the "Board") has concluded that, to retain and attract talented and experienced individuals to serve as officers and directors of the Company and to encourage such individuals to take the business risks necessary for the success of the Company, the Company should, to the fullest extent permitted by any Applicable Law, contractually indemnify its officers and directors with regard to certain events and up to specified amounts, in connection with claims against such officers and directors in connection with their services to the Company and exempt each of them from certain liabilities towards the Company, and have further concluded and approved that the failure to provide such contractual indemnification and exemption from liability could be detrimental to the Company and its shareholders.

E. The Board has further determined that the undertaking to indemnify Indemnitee is limited to categories of events which, in the opinion of the Board, can be foreseen in advance when this Agreement is executed by the parties, and to amounts set by the Board as reasonable under the circumstances, as specified within Exhibit A to this Agreement.

NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

1.   Definitions
     -----------

     1.1  Agent. "Agent" means, subject to the provisions of any Applicable Law,
          -----
          any person who: is or was a director, officer or employee of the Company including, without limitation, each of the persons defined as "Nose Misra" in the Israeli Companies Law, 5759 - 1999 (the "Companies Law"); is or was serving at the request of, for the convenience of, or to represent the interests of, the Company as a director, officer, employee or a Nose Misra of another entity or enterprise; or was a director, officer, employee or a Nose Misra of a predecessor corporation of the Company, or was a director, officer, employee or a Nose Misra of another enterprise at the request of, for the convenience of, or to represent the interests of such predecessor corporation.

     1.2  Proceeding. "Proceeding" means any threatened, pending, or completed
          ----------
          claim, suit or action, whether civil, criminal, administrative, investigative or otherwise, including claim, suit or action initiated by the Company or anyone else in its name or on its behalf.

     1.3  Applicable Law. "Applicable Law" means any Israeli and/or foreign law,
          --------------
          regulation, statute, rule, enactment, order, decree, etc. which is applicable to and/or governing the implementation of this Agreement, including but not limited to the Companies Law.

2.   Indemnification
     ---------------

     2.1 To the fullest extent permitted by any Applicable Law, the Company shall defend, indemnify and hold harmless Indemnitee, if Indemnitee was, or is, a party, or is threatened to be made a party, to any Proceeding by reason of any act or omission of Indemnitee in Indemnitee's capacity as an Agent of the Company and in connection with any of the Indemnifiable Events set forth in Exhibit "A" to this Agreement, and up to the relevant Limitation Amount specified opposite each such Indemnifiable Event in Exhibit "A". For the removal of doubt, the above shall apply to such acts and omissions, regardless of whether they were performed prior or after the Effective Date of this Agreement.

          Any indemnification under this Agreement shall apply only with respect to (i) a financial obligation imposed on Indemnitee in favor of any third party, including the Company or anyone acting in its name or on its behalf, by a court judgment, including a settlement or other compromise judgment or an arbitrator's award approved by a court, and
          (ii) reasonable litigation expenses, including attorneys' fees, incurred by Indemnitee or charged to Indemnitee by a court, in a proceeding instituted against Indemnitee by the Company or on its behalf or by another person, or within a criminal charge from which Indemnitee was acquitted, or in a criminal proceeding in which Indemnitee was convicted of an offense that does not require proof of criminal intent.

     2.2 For the removal of doubt, the indemnification contained herein shall not apply with respect to any liability arising out of (i) Indemnitee's breach of the duty of loyalty to the Company, unless Indemnitee has acted, or omitted to act in good faith and had reasonable reason to believe such action will not harm the Company's interests, (ii) intentional or reckless breach by Indemnitee of his or her duty of care to the Company, (iii) an action taken with the intent to unlawfully gain personal profit therefrom and (iv) any fine or penalty payment.

          The above indemnification is also subject to Indemnitee's acting in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or Proceeding, either had no reasonable cause to believe Indemnitee's conduct was unlawful or was convicted of an offense that does not require proof of criminal intent.

     2.3 To the extent permissible by any Applicable Law, in the event Indemnitee was or is a party or is threatened to be made a party to any Proceeding as per Section 2.1 above, and prior to, during the pendency of, or after completion of, such Proceeding, Indemnitee dies, then the Company shall defend, indemnify and hold harmless the estate, heirs and legatees of Indemnitee pursuant to this Agreement.

     2.4 The expenses and liabilities covered hereby shall be net of any payments to Indemnitee by directors' and officers' liability insurance ("D&O Insurance") carriers or others.

3.   Partial Indemnification
     -----------------------

     If Indemnitee is found under Section 2.2, 7 or 9 hereof not to be entitled to indemnification for all of the amounts relating to a Proceeding, the Company shall indemnify Indemnitee for any portion of such amounts not specifically precluded by the operation of such Section 2.2, 7 or 9.

4.   Additional Indemnification Rights
     ---------------------------------

     In the event of any subsequent change of any Applicable Law which broadens the right of an Israeli corporation to indemnify an Agent, the parties hereto hereby agree that Indemnitee shall enjoy by virtue of this Agreement the additional privileges afforded by such subsequent change. In the event of any such subsequent change in any Applicable Law which narrows the right of an Israeli corporation to indemnify an Agent, the parties hereto hereby agree that such change, to the extent permitted under such law, statute or rule, shall have no effect on this Agreement or the parties' rights and obligations hereunder, all subject to the terms of this Agreement and any Applicable Law.

5.   Exemption
     ---------

     To the fullest extent permitted by any Applicable Law and subject to any limitation contained in such law, the Company hereby exempts and releases Indemnitee from any and all liability towards the Company related to damage resulting from a breach by Indemnitee of his or her duty of care towards the Company.

     For the removal of doubt, the above release from liability shall not apply with respect to any liability arising out of (i) intentional or reckless breach by Indemnitee of his or her duty of care to the Company, (ii) an action taken with the intent to unduly gain personal profit therefrom and
     (iii) any fine or penalty payment.

6.   Indemnification Procedures; Advance of Expenses
     -----------------------------------------------

     6.1 Promptly after receipt by Indemnitee of notice of the commencement or threat of any Proceeding covered hereby, Indemnitee shall notify the Company of the commencement or threat thereof, provided that any failure to so notify shall not relieve the Company of any of its obligations hereunder, unless the Company has been prejudiced thereby.

     6.2 Indemnitee will further reasonably cooperate with the Company as may be required in order to handle the Proceeding (including by providing the Company with documents and any other materials in Indemnitee's possession or under Indemnitee's control, and which relates to the Proceeding).

     6.3 If, at the time of the receipt of a notice pursuant to Section 6.1 above, the Company has D&O Insurance in effect that might cover such Proceeding or claim, the Company shall give prompt notice of the Proceeding or claim to its insurers in accordance with the procedures set forth in the applicable policies. The Company shall thereafter take action to cause such insurers to pay all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

     6.4 The Company shall be entitled to assume the defense of such Proceeding with counsel approved by Indemnitee, such approval not to be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such written confirmation and such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to such Proceeding. The Company shall have the right to conduct such defense as it deems fit in its sole discretion, including the right to settle any claim against Indemnitee without the consent of Indemnitee, provided however any such settlement includes (i) a complete release and discharge of Indemnitee, and (ii) does not contain any admittance of wrong doing by Indemnitee, and (iii) is monetary only.

     6.5 In the event that the Company does not assume the defense of a Proceeding as per the above, Indemnitee shall be entitled to select, in Indemnitee's sole discretion, and retain one or more counsel from time to time to act as Indemnitee's counsel in and for the investigation, defense, settlement or appeal of each Proceeding.

          To the extent permitted by any Applicable Law, the Company shall bear all reasonable fees and expenses (including invoices for advance retainers) of such counsel, and all reasonable fees and expenses invoiced by other persons or entities, in connection with the investigation, defense, settlement or appeal of each such Proceeding. Such fees and expenses are referred to herein as "Covered Expenses". Any such advance shall be subject to the determination of Right to Indemnification under Section 7 hereof. If required by any Applicable Law, as a condition to such advances, Indemnitee shall, at the request of the Company, agree to repay such amounts advanced if it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company by the terms hereof or under Applicable Law.

7.   Determination of Right to Indemnification
     -----------------------------------------

     7.1 Upon the conclusion of any Proceeding, the Company shall, in accordance with the requirement of any Applicable Law, determine whether Indemnitee is entitled to Indemnification under this Agreement and any Applicable Law.

     7.2 Any amount Indemnitee is entitled to receive hereunder shall be paid to Indemnitee within 10 days from the date of the determination specified in Section 7.1 above. In such event, Indemnitee shall not be required to repay to the Company any Covered Expenses. In any other event and in the event the Company has determined that Indemnitee is not entitled to indemnification, the Covered Expenses shall be immediately repaid by him to the Company.

8.   Company's Right to Recover
     --------------------------

     In the event of payment of Covered Expenses by the Company under this Agreement, the Company shall have the right of subrogation with respect to Indemnitee's rights of recovery to the extent such rights exists. Indemnitee shall execute any and all documents required and shall do all acts that may be reasonably necessary to secure such rights and to enable the Company effectively to enforce such rights.

9.   Exceptions
     ----------

     Notwithstanding any other provision hereunder to the contrary, the Company shall not be obligated pursuant to the terms of this Agreement:

     9.1 To indemnify or advance Covered Expenses to Indemnitee with respect to Proceedings or claims initiated or brought voluntarily by Indemnitee and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under this Agreement or the provisions of the Company's Articles of Association).

     9.2 To indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding covered hereby without the prior written consent of the Company to such settlement.

10.  Non-exclusivity
     ---------------

     This Agreement is not the exclusive arrangement between the Company and Indemnitee regarding the subject matter hereof and shall not diminish or affect any other rights which Indemnitee may have under any provision of law, the Company's Articles of Association, other agreements, or otherwise.

     Furthermore, it is hereby specifically clarified that this Agreement shall not limit the Company from indemnifying Indemnitee post factum without giving effect to the occurrences and/or amounts specified in Exhibit "A" to this Agreement, if and to the extent that the Company resolves to do so in its sole and absolute discretion, subject always to the provisions of any Applicable Law, including but not limited the approvals required under the Companies Law.

11.  Condition Precedent; Continuation After Term
     --------------------------------------------

     This Agreement is subject to the receipt of all required approvals under the Companies Law, and it shall only become effective upon such approvals being actually obtained. Indemnitee's rights hereunder with respect to any Proceeding under Section 2.1 above shall continue after Indemnitee has ceased acting as an Agent of the Company and the benefits hereof shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

12.  Interpretation of Agreement
     ---------------------------

     This Agreement shall be interpreted and enforced so as to provide indemnification to Indemnitee to the fullest extent now or hereafter permitted by any Applicable Law.

13.  Severability
     ------------

     If any provision or provisions of this Agreement shall be held by a court or tribunal of competent jurisdiction to be invalid, illegal or unenforceable, the other provisions of this Agreement shall not in any way be affected or impaired thereby, and, to the fullest extent possible under any Applicable Law, the invalid, illegal or unenforceable provisions shall be construed or altered by the court or tribunal so as to remain enforceable and to provide Indemnitee with as many of the benefits contemplated hereby as permitted under any Applicable Law.

14.  Counterparts, Modifications and Waiver
     --------------------------------------

     This Agreement may be signed in counterparts. This Agreement constitutes a separate Agreement between the Company and Indemnitee and may be supplemented or amended as to Indemnitee only by a written instrument signed by the Company and Indemnitee, with such amendment binding only the Company and Indemnitee. All waivers must be in a written document signed by the party to be charged. No waiver of any of the provisions of this Agreement shall be imposed by the conduct of the parties. A waiver of any right hereunder shall not constitute a waiver of any other right hereunder.

15.  Notices
     -------

     All notices, demands, consents, requests, approvals and other communications required or permitted hereunder shall be in writing and shall be deemed to have been properly given if hand delivered (effective upon receipt or when refused), or if sent by a courier freight prepaid (effective upon receipt or when refused), in the case of the Company, at the address listed below, and in the case of Indemnitee, at Indemnitee's address of record at the office of the Company, or to such other addresses as the parties may notify each other in writing.

     To the Company:     Verisity Ltd.
                         2041 Landings Drive, Buliding N
                         Mountain View, California 94043
                         Attention: General Counsel

16.  Evidence of Coverage
     --------------------

     Upon request by Indemnitee, the Company shall provide evidence of any liability insurance coverage maintained by the Company. The Company shall promptly notify Indemnitee of any change in the Company's D&O Insurance coverage, if any.

17.  Governing Law
     -------------

     It is hereby agreed that the internal laws of the State of Israel (irrespective of its choice of law principles) shall govern this Agreement including the validity thereof, the construction of its terms and the interpretation of the rights and duties of the parties hereunder.

18.  No Construction as Employment Agreement
     ---------------------------------------

     This Agreement shall not be construed as giving Indemnitee any right to be retained in the employ or otherwise in the service of the Company.


IN WITNESS WHEREOF, the parties hereto have entered into this Indemnification Agreement effective as of the date first above written.


                                 VERISITY LTD.

                                 By: __________________________________


                                 INDEMNITEE:


                                 ______________________________________

                           INDEMNIFICATION AGREEMENT
                           -------------------------

                                   Exhibit A
                                   ---------


                    Indemnifiable Event                       Limitation Amount
                                                               (In Million US$)

 .    Any claim, demand, suit or action (all of which shall            10
     be referred to hereafter as "Claim") in connection with the holding, offering, sale or disposition of securities of or by the Company and/or its subsidiaries and/or affiliates (all of which shall be referred to hereafter as "the Company") and/or by a shareholder of the Company to the public and/or to private investors pursuant to a prospectus, memorandum, agreement or otherwise.

 .    Any Claim made in connection with any applicable                 10
     securities law, including but not limited to Claim relating to the failure to timely and/or properly disclose any information required to be disclosed pursuant to any Applicable Law, or relating to inadequate or improper disclosure of information to the Company's shareholders, potential or prospective shareholders or any relevant authority.

 .    Any Claim arising out of investments of or by the                10
     Company in other entities, negotiation and/or entering into the transaction, the execution and observance thereof and actions in connection with the purchase, sale or merge of companies, legal entities or assets, and the division or consolidation thereof.

 .    Any Claim made by employees, officers, directors,                10
     consultants, agents, suppliers, contractors, distributors, representatives or any other third party providing services to the Company or employed by it, in connection with their employment and/or contractual relations with the Company, or the termination of such relations.

 .    Any Claim made by licensees, customers, end-users,               10
     suppliers, contractors, distributors, representatives or other third party in connection with any business transacted by or with the Company, whether or not in the ordinary course of its business, including but without limitation Claim relating to the negotiations towards such transactions or the implementation thereof or representations or warranties provided in connection thereto or otherwise.

                    Indemnifiable Event                       Limitation Amount
                                                               (In Million US$)

 .    Any Claim made by any third party, including licensees,          10
     customers, and end-users of the Company's products, relating to personal injury, damage to property or damage to business (including but without limitation loss of revenue, loss of savings and loss of clientele), resulting from or connected with any act or omission of the Company, its employees, officers, directors, agents, representatives, or other persons acting on its behalf, or in connection with the use of products sold or licensed by the Company and the distribution, sale or use of the Company's products.

 .    Any Claim made for actual, alleged or otherwise                  10
     infringement, misappropriation or misuse by the Company of any third party's rights with respect to any proprietary rights or intellectual property and any actions taken in connection with the registration of any form of protection with respect to any proprietary rights or intellectual property rights of the Company.

 .    Any Claim made by any lenders and/or creditors for               10
     moneys borrowed by, credits granted to, or other indebtedness of the Company.

 .    Any Claim arising out of administrative, regulatory or           10
     judicial actions (including but without limitation orders, decrees, directives, liens, investigations, proceedings and the like) or the violation, alleged or actual, of any such administrative, regulatory or judicial actions or any Applicable Law relating to the Company or to any of its businesses or operations.

 .    Any Claim made, directly or indirectly, in connection            10
     with any failure by the Company or its employees, officers or directors, to effect payments, cause reports to be filed or obtained, keep applicable records or otherwise, regarding any compulsory payments of any form, origin or nature whatsoever, and under any Applicable Law, including any interest, penalty or addition thereto.